Exhibit 99.1

Company Contact:	Lankford Wade
Senior Vice President & Treasurer
(615) 236-6200
HEALTHSPRING, INC. BOARD APPROVES
$100.0 MILLION STOCK REPURCHASE PROGRAM
NASHVILLE, Tenn. (May 10, 2010) — HealthSpring, Inc. (NYSE:HS) today announced that its Board of Directors has authorized a stock repurchase program of up to $100.0 million of the Company’s common stock. Any stock repurchase under the program may be made through open market and privately negotiated transactions, at times and in such amounts as management deems appropriate, including pursuant to one or more Rule 10b5-1 trading plans. The stock repurchase program is scheduled to expire on June 30, 2011. The Company currently has approximately 57.9 million shares outstanding.
The timing, prices, and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions, and other considerations. Funds for the repurchase of shares are expected to come primarily from unrestricted cash on hand and unrestricted cash generated from operations. If appropriate, the Company can also utilize borrowings under the Company’s $175.0 million revolving credit facility, which is currently undrawn, to effect the repurchases.
The repurchase program does not obligate the Company to acquire any particular amount of common stock and the repurchase program may be suspended at any time at the Company’s discretion.
About HealthSpring, Inc.
HealthSpring is based in Nashville, Tennessee, and is one of the country’s largest Medicare Advantage coordinated care plans. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Florida, Georgia, Illinois, Mississippi, Tennessee, and Texas and also offers a national stand-alone Medicare prescription drug plan. For more information, visit www.healthspring.com. Media information is available at HealthSpring’s press site: http://press.healthspring.com.
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HS Board Approves $100.0 Million Stock Repurchase Program

May 10, 2010
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: changes in enrollment and dis-enrollment patterns; the impact of recent healthcare reform legislation, including legislative and regulatory actions or changes affecting Medicare funding and premium rates, increased costs, and new taxes; changes in our members’ utilization of medical services; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare premiums; competition; the Company’s ability to accurately estimate incurred but not reported and other unpaid medical claims; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; costs associated with compliance with regulatory mandates and with responding to regulatory audits; management changes; the Company’s ability to identify, evaluate, and integrate acquisition opportunities; substantial changes in interest rates over a prolonged period; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, and in other public filings by the Company.
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